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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12.

                               HARRIS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     --------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
     --------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
     ------------------------------------------------------

     (5) Total fee paid:
     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     ---------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------

     (3) Filing Party:
     ---------------------------------------------------------------------------

     (4) Date Filed:
     ---------------------------------------------------------------------------

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

[HARRIS LOGO]
                                                              HARRIS CORPORATION
                                                        1025 West NASA Boulevard
                                                        Melbourne, Florida 32919

                                                              September 17, 1999

Dear Fellow Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Harris Corporation. The meeting will be held at the Melbourne Airport Hilton at Rialto Place in Melbourne, Florida on Friday, October 22, 1999, starting at 10:00 a.m., local time.

     The accompanying notice of the meeting and the proxy statement cover the formal business of the meeting, which includes the election of two directors for a three-year term expiring in 2002 and the ratification of the appointment of independent auditors for fiscal year 2000.

     Following the business session, I will report on current operations and on our forward plans. After these reports there will be an open discussion period during which your questions and comments will be welcome.

     The attendance of shareholders at our annual meetings has been helpful in maintaining communications and understanding. We hope you will be able to join us. Whether or not you plan to attend, you can ensure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed envelope.

                                          Cordially,

                                          /s/ Phillip W. Farmer
                                          Phillip W. Farmer
                                          Chairman and
                                          Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                       PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY CARD

                               HARRIS CORPORATION
                            1025 West NASA Boulevard
                            Melbourne, Florida 32919

                 ---------------------------------------------
                                 Notice of 1999
                         Annual Meeting of Shareholders
                 ---------------------------------------------

TO THE HOLDERS OF COMMON STOCK
OF HARRIS CORPORATION:

     The 1999 Annual Meeting of the Shareholders of Harris Corporation will be held at the Melbourne Airport Hilton at Rialto Place, Airport Boulevard, Melbourne, Florida, on Friday, October 22, 1999, at 10:00 a.m. local time, for the following purposes:

     1. To elect two directors for a three-year term expiring in 2002;

     2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournments.

     Holders of common stock of record at the close of business on August 27, 1999, will be entitled to vote at the meeting and all adjournments thereof.

                                          By Order of the Board of Directors
                                          Richard L. Ballantyne
                                          Corporate Secretary

Melbourne, Florida
September 17, 1999

                                IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS OR IF YOU PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE COMPLETE, DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A RETURN ENVELOPE IS PROVIDED.

                               HARRIS CORPORATION
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Notice of 1999 Annual Meeting of the Shareholders
General Information.........................................      1
PROPOSAL 1: ELECTION OF DIRECTORS -- TERM EXPIRING IN
  2002......................................................      2
Current Directors Not Up for Election.......................      4
The Board's Committees and Their Functions..................      6
Committee Membership........................................      7
Director Compensation.......................................      8
Our Largest Shareholders....................................     10
Shares Held by Directors and Executive Officers.............     11
Report of the Management Development and Compensation
  Committee on Executive Compensation.......................     12
Stock Performance...........................................     15
Executive Compensation......................................     16
Section 16(a) Beneficial Ownership Reporting Compliance.....     21
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................     21
Shareholder Proposals for the 2000 Annual Meeting...........     22
Discretionary Voting of Other Matters.......................     22

                               HARRIS CORPORATION
                            1025 West NASA Boulevard
                            Melbourne, Florida 32919
                 ---------------------------------------------
                                Proxy Statement
                         Annual Meeting of Shareholders
                          to be held October 22, 1999
                 ---------------------------------------------

                              GENERAL INFORMATION

     We are furnishing this proxy statement in connection with the solicitation of proxies by the board of directors of Harris Corporation for use at the 1999 Annual Meeting of Shareholders to be held on October 22, 1999, and at any adjournments thereof.

     On September 17, 1999, we commenced mailing this proxy statement, the accompanying proxy card and a copy of our Annual Report to Shareholders for the fiscal year ended July 2, 1999 to our shareholders.

     The record date for shareholders entitled to vote at the Annual Meeting is August 27, 1999.

     Only our common stock has voting rights. On the record date there were 79,677,138 shares outstanding and approximately 10,307 holders of record. Each share is entitled to one vote. The attendance by proxy or in person of holders of a majority of the shares entitled to vote at the meeting will constitute a quorum to hold the meeting.

                              VOTING INSTRUCTIONS

     You are entitled to one vote for each share of common stock that you own as of the close of business on the record date. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares, it is important that you follow the instructions that apply to your particular situation.

                            IF YOUR SHARES ARE HELD
                                  IN YOUR NAME

Voting by mail

     Even if you plan to attend the meeting, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card.

Voting in person at the meeting

     If you plan to attend the meeting, you can vote in person. In order to vote at the meeting, you will need to bring your share certificates or other evidence of your share ownership with you to the meeting.

Revoking your proxy

     As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

     - By filing a written notice of revocation with our Corporate Secretary;

     - By duly signing and delivering another proxy that bears a later date; or

     - By attending the meeting and voting in person.

                           IF YOUR SHARES ARE HELD IN
                                 "STREET NAME"

Voting by mail

     If your shares are registered in the name of your broker or nominee, you should vote your shares as directed by that broker or other nominee.

Voting in person at the meeting

     If you plan to attend the meeting and vote in person, you should contact your broker or nominee to obtain a broker's proxy card and bring it and your account statement or other evidence of your share ownership with you to the meeting.

Revoking your proxy

     If your shares are held in street name, you must contact your broker to revoke your proxy.

                                  VOTING RULES

     By giving us your proxy, you authorize the individuals named on the proxy card to vote your shares in the manner you indicate at the meeting or any adjournments thereof.

     With respect to the election of nominees for director, you may:

     - vote "for" the election of both of the nominees for director named in this proxy statement;

     - "withhold" authority to vote for both of the nominees; or

     - "withhold" authority to vote for one of the nominees and vote "for" the remaining nominee.

     If a quorum is present at the meeting, the two nominees receiving the greatest number of votes will be elected to serve as directors. Because of this rule, non-voted shares and shares whose votes are withheld will not affect the outcome of the election for directors; and, withholding authority to vote for a particular nominee will not prevent that nominee from being elected.

     With respect to the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2000, you may:

     - vote "for" ratification;

     - vote "against" ratification; or

     - "abstain" from voting on the proposal.

     If a quorum is present at the meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on this proposal will be required to ratify the appointment of auditors. Because of this rule, a vote to abstain from voting on this matter will have the effect of a vote against ratification of the auditors.

     If you return your proxy card with no votes marked, your shares will be voted as follows:

     - FOR the election of both of the nominees for director named in this proxy statement; and

     - FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2000.

     It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Accordingly, if a quorum is present at the meeting, non-voted shares as to a particular proposal will not affect the outcome of that proposal.

     We actively solicit proxy participation. We will bear the cost of soliciting proxies. In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to shareholders, and we will reimburse them for their expenses. Our officers and employees may, by letter, telephone, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies. We have also hired Georgeson & Company Inc. for a fee of $7,500 plus out-of-pocket expenses to help solicit proxies.

           PROPOSAL 1: ELECTION OF DIRECTORS -- TERM EXPIRING IN 2002

     Our Restated Certificate of Incorporation classifies our board of directors into three classes with three-year terms of office ending in different years. This year, the terms of Robert Cizik, John T. Hartley and Karen Katen expire at the Annual Meeting. Mr. Cizik has decided to retire from the board and not to stand for election. Based upon the recommendation of the Corporate Governance Committee, Mr. Hartley and Ms. Katen have been nominated by the board for a new three-year term expiring at the Annual Meeting of Shareholders in 2002. In accordance with the Restated Certificate, a director shall hold office until the Annual Meeting of Shareholders for the year in which that director's term expires, and until that director's successor shall be elected and shall qualify, subject, however, to his or her prior death, resignation, retirement, disqualification or removal from office. Vacancies may be filled by the remaining directors.

     The authorized number of directors is presently fixed at nine. Effective at the Annual Meeting the authorized number of directors will be fixed at eight. From time to time, the board considers potential candidates, and as an appropriate candidate is identified, the board will consider increasing the authorized number of directors. The terms of the continuing directors will expire at subsequent Annual Meetings of Shareholders.

     The persons named in the accompanying proxy card will vote in favor of electing Mr. Hartley and Ms. Katen to serve for the three-year term expiring in 2002, unless otherwise specified in the proxy card. If any nominee becomes unavailable for election, proxies voting for that nominee may be voted for a substitute nominee selected by the board.

     None of the directors, including each of the nominees, is related to any other nominee or director or to any executive officer of Harris or its subsidiaries by blood, marriage or adoption.

     Biographical summaries of the nominees and of the continuing directors appear below, and data with respect to the number of shares of our common stock beneficially owned by them as of July 31, 1999, is set forth in the table on page 11.

                            NOMINEES FOR ELECTION --
                             TERM EXPIRING IN 2002
HARTLEY PHOTO

JOHN T. HARTLEY, 69, is our former chairman of the board and chief executive officer. He is the chairperson of the Executive and Finance Committee and the Investment Committee for the Harris Corporation Retirement Plans and a member of the
Ethics Committee.
He joined Radiation Incorporated in 1956 as a research engineer after serving one year as a member of the faculty of Auburn University. He was appointed a vice president of Radiation in 1961. In 1968, a year after we merged with Radiation, he was named vice president-general manager of the Electronic Systems division. He was elected vice president-group executive of Harris in 1971, executive vice president and a director in 1976, president and principal operating officer in 1978, president and chief operating officer in 1982, chief executive officer in 1986 and chairman of the board in 1987. He retired from Harris on July 1, 1995.

Mr. Hartley is a director of AXA Financial Inc., The Equitable Life Assurance Society of the United States, and The McGraw-Hill Companies, Inc. He is also a director of the National Association of Manufacturers and serves as the chairman of the Board of Trustees of the Florida Institute of Technology. Mr. Hartley is a former member of President Reagan's and President Bush's National Security Telecommunications Advisory Committee and is a past chairman of the Defense Policy Advisory Committee on Trade.

KATEN PHOTO

KAREN KATEN, 50, is president of the Pfizer U.S. Pharmaceuticals Group (the principal operating division of Pfizer, Inc.), executive vice president of the global Pfizer Pharmaceuticals Group and corporate senior vice president and a member of the Corporate Management Committee of Pfizer. Ms.
Katen joined Pfizer in 1974, following receipt of BA and MBA degrees from the University of Chicago.

Ms. Katen was elected to our board in 1994 and is a member of the Corporate Governance Committee, the Ethics Committee and the Management Development and Compensation Committee.

Ms. Katen is a director of General Motors and the International Council of J.P. Morgan & Co. She is a member of the Pharmaceutical Research and Manufacturers Association of America, chairman of the Board of the National Pharmaceutical Council, and the boards of United Way Tri-state and the Women's Forum, Inc. Ms. Katen is also on the national board of trustees for the American Cancer Society Foundation and is trustee for the University of Chicago and is also a council member of the Graduate School of Business at the University of Chicago.

                      RECOMMENDATION REGARDING PROPOSAL 1

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

                     CURRENT DIRECTORS NOT UP FOR ELECTION

     Biographical summaries of our current directors whose terms continue to run until 2000 or 2001 appear below.

                             TERM EXPIRING IN 2000

DENUNZIO PHOTO
RALPH D. DENUNZIO, 67, is former chairman of the board and chief executive officer of the investment banking firm of Kidder, Peabody & Co. Incorporated. Following his retirement from Kidder, Peabody in 1987, he became president of Harbor Point Associates, Inc., a private investment and consulting firm in New York City. Mr. DeNunzio served as chairman of the Board of Governors of the New York Stock Exchange from 1971 to 1972 and as vice chairman from 1969 to 1971. He also served as chairman of the Securities Industry Association for the year 1981.
Mr. DeNunzio was elected to our board in 1973 and is a member of the Ethics Committee, the Executive and Finance Committee and the Investment Committee for the Harris Corporation Retirement Plans.
Mr. DeNunzio is a director of FDX Corporation and NIKE, Inc.

DIONNE PHOTO
JOSEPH L. DIONNE, 66, is chairman of the board and the retired chief executive officer of The McGraw-Hill Companies, Inc., a publishing and information company. He joined McGraw-Hill as vice president of its book company in 1967, and after a series of management positions, was elected president and chief operating officer in 1981, president and chief executive officer in 1983, and chairman of the board and chief executive officer in 1988. He retired as chief executive officer of McGraw-Hill in April 1998.
Mr. Dionne was elected to our board in 1989 and is the chairperson of the Corporate Governance Committee and a member of the Ethics Committee, the Executive and Finance Committee and the Management Development and Compensation Committee.
Mr. Dionne is a director of AXA Financial Inc., The Equitable Life Assurance Society of the United States, and Ryder System, Inc. Mr. Dionne is a member of the board of trustees of Hofstra University. He is a former chairman of the board of The United Way of Tri-State and the Council for Aid to Education.

TROWBRIDGE PHOTO
ALEXANDER B. TROWBRIDGE, 69, is president of Trowbridge Partners Inc., a management consulting firm. He is a past president of the National Association of Manufacturers, in which capacity he served for ten years. He was vice chairman of Allied Chemical Corporation (now Allied-Signal
Corporation) from 1976 to 1980, president of The Conference Board Inc. from 1970 to 1976 and president of the American Management Association from 1968 to 1970. He was Secretary of Commerce from 1967 to 1968.
Mr. Trowbridge was elected to our board in January 1990 and is a member of the Audit Committee, the Ethics Committee and the Investment Committee for the Harris Corporation Retirement Plans.
Mr. Trowbridge is a director of ICOS Corporation, IRI International, New England Life Insurance Company, The Gillette Company, The Rouse Company, Sunoco, Inc. and E. M. Warburg Pincus Counsellors Funds. He is a member of the Council on Foreign Relations.

                             TERM EXPIRING IN 2001

FARMER PHOTO
PHILLIP W. FARMER, 61 is our chairman of the board and chief executive officer.
                        He joined Harris in 1982 as vice president-general manager of the Government Support Systems Division and was named vice president-Palm Bay Operations, Electronic Systems Sector in 1986 and senior vice president-sector executive in 1988. He was elected president of the Electronic Systems Sector in 1989, executive vice president of Harris in 1991, president and chief operating officer in 1993 and chairman of the board, president and chief executive officer in 1995. Mr. Farmer served as president until July 1, 1999.

Mr. Farmer was elected to our board in 1993 and is a member of the Executive and Finance Committee and the Investment Committee for the Harris Corporation Retirement Plans.

Prior to his employment with Harris, Mr. Farmer held various management and technical positions with General Electric for twenty years. He serves on the board of governors of both the Aerospace Industries Association and the Manufacturers Alliance. He is also a trustee of the Florida Institute of Technology.

COLEMAN PHOTO
LESTER E. COLEMAN, 68, is the retired chairman of the board and chief executive officer of the Lubrizol Corporation, a diversified specialty chemical company and is currently a graduate student at Dartmouth College. Dr. Coleman joined Lubrizol in 1955 as a research chemist. He was elected a director of Lubrizol in 1974, became president in 1976, chief executive officer in 1978 and chairman of the board in 1982. He retired from Lubrizol in 1996.

Dr. Coleman was elected to our board in 1985 and is the chairperson of the Management Development and Compensation Committee and a member of the Audit Committee and the Ethics Committee.

Dr. Coleman is a director of Norfolk Southern Corporation and S. C. Johnson & Son, Inc.

DECRANE PHOTO
ALFRED C. DECRANE, JR., 68, is the retired chairman of the board and chief executive officer of Texaco Inc. He joined Texaco in 1959, became president in 1983 and chairman of the board in 1987 and was elected to the additional position of chief executive officer in 1993. He retired from Texaco in July 1996.

Mr. DeCrane was elected to our board in 1996 and is the chairperson of the Ethics Committee and a member of the Audit Committee and the Corporate Governance Committee.

Mr. DeCrane is a director of Bestfoods, Birmingham Steel Corporation, CIGNA Corporation, Corn Products International, Inc. and U.S. Global Leaders Growth Fund, Ltd. and is a member of the Morgan Stanley International Advisory Board. He also serves as co-chairman of the U.S.-Saudi Arabian Business Council and is a member of the Board of Trustees of the University of Notre Dame.

                            MEETINGS AND ATTENDANCE

     In fiscal 1999, our board held six regular meetings and four special meetings and the standing committees of our board met eighteen times. Each director attended at least 75% of the meetings of the board and of those committees of which he or she was a member. All of the directors attended an average of 98% of such meetings of the board and committees on which they serve.

                   THE BOARD'S COMMITTEES AND THEIR FUNCTIONS

     Our board has established six standing committees to assist in the discharge of its responsibilities. The principal functions of each committee are described below.

AUDIT COMMITTEE

     The Audit Committee assists the board in ensuring that our financial, auditing and reporting practices, procedures and controls are within acceptable limits of sound practice and in accordance with applicable laws and regulations. The committee meets periodically with our independent auditors and management representatives, as appropriate, to review the scope and results of the annual audit of our financial statements and the recommendations of the auditors. The committee also:

     - Ensures the independence of the independent and internal auditors;

     - Reviews, with management and auditors, overall financial, information systems and operating controls for Harris;

     - Evaluates the professional competency of our financial staff and internal auditors;

     - Reviews the scope of our internal audit program;

     - Reviews the nature and extent of non-audit professional services performed by the auditors; and

     - Annually recommends the selection of our independent auditors to the board of directors.

     From time to time the committee also undertakes special projects. These projects have included reviewing our various insurance coverages, our environmental policies and reviewing and assessing the potential impact of the "Year 2000 issue" upon our operations and our efforts to deal with this impact.

     The committee held four meetings during the past fiscal year.

                           MANAGEMENT DEVELOPMENT AND
                             COMPENSATION COMMITTEE

     The Management Development and Compensation Committee performs the following primary functions:

     - Reviews and evaluates plans for the development, succession, training and utilization of our management resources;

     - Reviews our compensation philosophy and establishes the compensation of our officers, other than the chief executive officer and president, whose compensation is recommended by the committee and approved by all the outside directors; and

     - Administers our stock incentive and stock based compensation plans.

     The committee held three meetings during the past fiscal year.

                         CORPORATE GOVERNANCE COMMITTEE

     The Corporate Governance Committee performs the following primary functions:

     - Identifies, evaluates and recommends director nominees to the board to fill vacancies and to be elected at an annual meeting of the shareholders;

     - Considers suggestions for director nominees from all sources, including shareholders (for the procedures to be followed by shareholders for nominating directors see the discussion below under "Shareholder Proposals for the 2000 Annual Meeting");

     - Recommends directors' compensation and benefit plans to the board;

     - Recommends committees of the board and committee members as well as tenure and other policies of the board;

     - Sets meeting schedules for the board of directors and recommends meeting schedules for the committees; and

     - Facilitates the board's evaluation of the board's effectiveness.

     The committee held three meetings during the past fiscal year.

                        EXECUTIVE AND FINANCE COMMITTEE

     The Executive and Finance Committee is authorized to evaluate and review our financial position, capital structure, significant capital asset transactions, major acquisitions and divestitures, and during the intervals between meetings of the board of directors, to the extent permitted by law, to exercise all of the powers of the board (except for certain reserved matters) in the management of our business.

     The committee held two meetings during the past fiscal year.

                          INVESTMENT COMMITTEE FOR THE
                      HARRIS CORPORATION RETIREMENT PLANS

     The Investment Committee for the Harris Corporation Retirement Plans oversees the financial administration and operation of our various retirement and pension plans, including the selection and review of the performance of the investment funds and the independent investment advisors for the plans. The committee also recommends new retirement and pension plans and changes to such plans.

     The committee held four meetings during the past fiscal year.

                                ETHICS COMMITTEE

     The Ethics Committee reviews and oversees our continuing program relating to standards of business conduct, sound business practices and legal requirements in connection with our business.

     The committee held two meetings during the past fiscal year.

                              COMMITTEE MEMBERSHIP

     The committee members for each of the six standing committees of the board are set forth below, with the chairperson listed first:

              AUDIT                      CORPORATE GOVERNANCE                     ETHICS
              -----                      --------------------                     ------
Robert Cizik*                       Joseph L. Dionne                  Alfred C. DeCrane, Jr.
Lester E. Coleman                   Alfred C. DeCrane, Jr.            Robert Cizik*
Alfred C. DeCrane, Jr.              Karen Katen                       Lester E. Coleman
Alexander B. Trowbridge                                               Ralph D. DeNunzio
                                                                      Joseph L. Dionne
                                                                      John T. Hartley
                                                                      Karen Katen
                                                                      Alexander B. Trowbridge

                                    INVESTMENT COMMITTEE FOR THE HARRIS      MANAGEMENT DEVELOPMENT AND
      EXECUTIVE AND FINANCE            CORPORATION RETIREMENT PLANS                 COMPENSATION
      ---------------------         -----------------------------------      --------------------------
John T. Hartley                     John T. Hartley                        Lester E. Coleman
Robert Cizik*                       Ralph D. DeNunzio                      Joseph L. Dionne
Ralph D. DeNunzio                   Phillip W. Farmer                      Karen Katen
Joseph L. Dionne                    Alexander B. Trowbridge
Phillip W. Farmer

---------------

* Robert Cizik, a current member of the board serves as the chairperson of the Audit Committee and is a member of the Ethics Committee and Executive and Finance Committee. Mr. Cizik is retiring from the board effective at the 1999 Annual Meeting.

                             DIRECTOR COMPENSATION

     Directors who are not employees of Harris receive the following fees for their services on the board:

     - $30,000 annual retainer fee for serving as a director;

     - $1,500 annual retainer fee for each committee of which they are a member;

     - An additional $3,000 annual retainer fee for each committee on which they serve as a committee chairperson;

     - $1,200 for attendance at each board meeting; and

     - $800 for attendance at each committee meeting and for attendance at any other meeting devoted to our affairs.

     We also reimburse each non-employee director for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. In addition, we provide each non-employee director with travel, accident and disability insurance in the event that he or she is involved in an accident while traveling on business relating to Harris.

     In addition to receiving reimbursement for tax preparation and estate planning services of up to $5,000 per year, if desired, non-employee directors can also participate in our matching gift program available to all employees, where we match contributions to eligible educational institutions and charitable organizations on a one-for-one basis up to an annual maximum of $10,000 per director.

  Stock Options

     Under our Stock Incentive Plan, each non-employee director is automatically granted an option to purchase 2,000 shares of our common stock on the date of each Annual Meeting of Shareholders. The options are non-statutory options for tax purposes, are priced at fair market value on the date of grant and vest as follows:

     - 50% of the option shares become exercisable on the first anniversary of the date of grant, and

     - 25% of the option shares become exercisable on each of the next two succeeding anniversary dates.

     Notwithstanding the above, in the event of a change in control of Harris, any non-employee director's options outstanding for more than one year at that time immediately vest. A director may exercise vested options for a period of three years following the date of retirement; and, a director's vested options may be exercised for a period of twelve months following the date of death. In any event, all options expire ten years after the date of grant. Neither the board nor any committee of the board has any discretion with respect to options granted to non-employee directors.

  Deferred Compensation

     Under our previous Directors Retirement Plan, upon retirement or disability, a non-employee director with five or more years of service would receive an annual cash retirement benefit payable for life in an amount equal to 50% of the annual retainer fee then in effect, plus an additional 10% for each year of service in excess of five years, up to a maximum of 100% of the retainer fee. In the event of a change in control, a retired director who was a beneficiary under the plan would be paid a lump sum payment equal to the actuarial equivalent of the retirement benefit.

     Effective January 1, 1998, the board terminated the Directors Retirement Plan with respect to all future non-employee directors and converted the rights under the plan of all directors with less than ten years of service at such time into stock units under our 1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan, described below. In addition, all non-employee directors with ten or more years of service at such time were given the option of retaining their rights under the Directors Retirement Plan based upon the 1997 annual retainer fee of $26,500 or converting their rights into stock units under our 1997 Plan.

     Also effective January 1, 1998, the board amended our 1997 Plan to provide that on January 1 of each year, each non-employee director would be credited with 500 stock units, which number may be changed from time to time by the board. In addition, under the 1997 Plan, each non-employee director may elect to defer all or a portion of his or her fees. Deferred amounts may be invested in investment alternatives similar to those available under our Retirement Plan or in stock units, pursuant to which a director's account is credited with a number of units of Harris stock equivalents based upon the fair market value of our common stock on the first day of the month following the calendar month in which the fees are deferred. Once amounts are credited in stock equivalents, they may not be reallocated into any other investment alternatives and are payable only following the director's resignation, retirement or death. Each stock unit is credited with dividend equivalents, which are deemed reinvested in additional stock units on the dividend payment date. A director may elect to receive amounts deferred under the 1997 Plan, including amounts deferred in the form of stock units, either in a lump sum cash payment on a date within five years of his or her resignation or retirement or in annual payments over a designated number of years, provided all amounts are fully paid within ten years of resignation or retirement. Within ninety days following a change of control, we must pay to each director (or former director) a lump sum cash payment equal to the then remaining balance in his or her account.

  Indemnification

     We have entered into indemnification agreements with each of our directors and executive officers, including those executive officers named in the summary compensation table on page 16. These agreements require us to indemnify these directors and officers with respect to their activities as directors or officers of Harris or when serving at Harris' request as a director, officer or trustee of another corporation, trust or other enterprise against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by them in any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative to which they are, or are threatened to be made, parties as a result of their service to Harris. Harris will indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee:
(1) the benefits provided by Harris' Restated Certificate of Incorporation and By-Laws in effect on the date of the indemnification agreement; (2) the benefits provided by Harris' Restated Certificate of Incorporation and By-Laws at the time expenses are incurred by the indemnitee; (3) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (4) the benefits allowable under the law of the jurisdiction under which Harris exists at the time expenses are incurred by the indemnitee; (5) the benefits available under liability insurance obtained by Harris; and (6) such other benefits as may be otherwise available to the indemnitee under Harris' existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of Harris with respect to suits or proceedings arising out of acts or omissions during his or her service to Harris.

     Each indemnitee agrees to notify Harris promptly of any proceeding brought or threatened and not to make any admission or settlement without Harris' consent, unless the indemnitee determines to undertake his or her own defense and waives the benefits of the indemnification agreement.

  Retirement

     It is our policy that directors retire from the board effective at the end of the month in which they reach age 72. In addition, a director is expected to automatically tender his or her resignation in the event of retirement or other significant change in status from the position held at the time of election to the board, although the board may opt to have the director continue to serve on the board.

                            OUR LARGEST SHAREHOLDERS

     The rules of the SEC require disclosure regarding any person known to us to be a beneficial owner of more than five percent of our common stock.

     The following table sets forth information, as of July 31, 1999, with respect to the beneficial ownership of our common stock of each person who, to our knowledge, beneficially owned more than five percent of our common stock.

                                                              AMOUNT AND
                                                              NATURE OF
                      NAME AND ADDRESS                        BENEFICIAL    PERCENT
                    OF BENEFICIAL OWNER                       OWNERSHIP     OF CLASS
                    -------------------                       ----------    --------
The Prudential Insurance Company of America.................  7,965,693      10.10%(1)
751 Broad Street
Newark, New Jersey 07102-3777

J.P. Morgan & Co. Incorporated..............................  4,971,371        6.2%(2)
60 Wall Street
New York, New York 10260

---------------

(1) The information is based on an amended Schedule 13G with respect to our common stock filed by The Prudential Insurance Company of America with the SEC on May 7, 1999, in which Prudential states that it has sole dispositive and voting power with respect to 1,095,000 shares, shared dispositive power with respect to 6,867,693 shares and shares voting power with respect to 6,843,035 shares.

(2) The information is based on a Schedule 13G with respect to our common stock filed by J.P. Morgan & Co. Incorporated with the SEC on February 22, 1999, in which J.P. Morgan states that it has sole dispositive power with respect to 4,717,071 shares, sole voting power with respect to 3,509,011 shares, shared dispositive power with respect to 209,700 shares and shared voting power with respect to 99,300 shares.

                SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

     The table below lists the beneficial ownership of shares and equivalent units of our common stock, as of July 31, 1999, by each director, including the nominees for election at the 1999 Annual Meeting, each of the executive officers named in the summary compensation table and all directors and executive officers as a group. Except as otherwise noted, the named individual or family members had sole voting and investment power with respect to the securities.

                                                             SHARES       DEFERRED
                                                          BENEFICIALLY      STOCK
                          NAME                              OWNED(1)      UNITS(2)
                          ----                            ------------    ---------
Wesley E. Cantrell(3)...................................      204,262          454
Robert Cizik(4)*........................................       16,500        2,542
Lester E. Coleman(4)(5).................................       16,500        4,900
E. Van Cullens(3).......................................       57,621          563
Alfred C. DeCrane, Jr.(4)...............................        4,637        5,992
Ralph D. DeNunzio(4)....................................       20,500        4,657
Joseph L. Dionne(4).....................................       15,009        3,978
Phillip W. Farmer(3)....................................      439,246        4,100
John T. Hartley(4)(5)...................................       39,963        4,030
Karen Katen(4)..........................................        9,500        4,560
Bryan R. Roub(3)(5).....................................      161,782        1,975
Alexander B. Trowbridge(4)..............................       15,009        5,302
Gregory L. Williams(3)*.................................       22,594          117
All Directors and Executive Officers as a group (18
  persons)(6)...........................................    1,243,489       46,726

---------------

(1) No individual director, nominee for director or named executive officer beneficially owns 1% or more of our outstanding common stock. The directors and executive officers as a group beneficially own 1.55% of our outstanding common stock.

(2) For the non-employee directors, this column includes stock equivalent units credited under our 1997 Plan discussed above under "Director Compensation," and for Mr. Hartley, also includes amounts deferred in the form of stock equivalent units under our Supplemental Executive Retirement Plan. For the executive officers, this column includes amounts deferred in the form of stock equivalent units under the Supplemental Executive Retirement Plan which are settled in cash following, or under certain circumstances prior to, retirement. These deferred stock equivalent units may not be voted or transferred.

(3) The shares reported include (i) performance shares awarded under our Stock Incentive Plan for which the performance period had not expired and as to which the named individuals have sole voting power but no investment power, as follows: Mr. Cantrell -- 25,000 shares; Mr. Cullens -- 15,000 shares; Mr. Farmer -- 75,000 shares; Mr. Roub -- 25,000 shares; and Mr.
    Williams -- 5,000 shares; and (ii) shares underlying options granted under the Stock Incentive Plan which are exercisable or become exercisable within 60 days of July 31, 1999, as follows: Mr. Cantrell -- 129,570 shares; Mr. Cullens -- 42,500 shares; Mr. Farmer -- 223,070 shares; Mr. Roub -- 70,716 shares; and Mr. Williams -- 17,500 shares.

(4) The shares reported include shares underlying options granted under our Stock Incentive Plan which are exercisable within 60 days of July 31, 1999, as follows: Mr. Cizik -- 8,500 shares; Dr. Coleman -- 2,500 shares; Mr. DeCrane -- 2,500 shares; Mr. DeNunzio -- 14,500 shares; Mr. Dionne -- 14,500 shares; Mr. Hartley -- 4,500 shares; Ms. Katen -- 4,500 shares; and Mr. Trowbridge -- 11,500 shares.

(5) The shares reported do not include shares owned by family members as follows: Dr. Coleman -- 600 shares; Mr. Hartley -- 2,000 shares; and Mr. Roub -- 400 shares. Dr. Coleman, Mr. Hartley and Mr. Roub disclaim beneficial ownership of such shares.

(6) The shares reported as owned by all directors and executive officers as a group include (i) 183,200 performance shares awarded to the executive officers under our Stock Incentive Plan as to which the executive officers have sole voting power but no investment power; and (ii) 648,434 shares underlying options granted under our Stock Incentive Plan which are exercisable or become exercisable within 60 days of July 31, 1999. The shares reported do not include 3,000 shares owned by family members, for which the directors and executive officers disclaim beneficial ownership.

 * Mr. Cizik is retiring from the board effective at the Annual Meeting of Shareholders. Mr. Williams' employment with Harris was terminated on August 13, 1999 in connection with the sale of our semiconductor business, and as a result his performance shares were forfeited.

  REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE
                                  COMPENSATION

     The Management Development and Compensation Committee, which is comprised solely of non-employee directors, approves our compensation philosophy and the compensation, perquisites and other benefits for our executive officers under salary, incentive and other plans authorized by our board of directors or shareholders. In addition, the committee recommends for consideration and approval by all of the non-employee directors the compensation for our Chief Executive Officer and President.

                            COMPENSATION PHILOSOPHY

     Our executive compensation philosophy is designed to meet our needs, as well as the needs of our executives and shareholders. The executive compensation program is structured to:

     - Closely link compensation to an individual's performance and our financial results;

     - Align the interests of our executives and shareholders by emphasizing both the short-term and strategic focus of our businesses and by facilitating management stock ownership; and

     - Enable us to attract and retain a world class management team.

     This philosophy applies to all of our management employees, including the executive officers named in the summary compensation table.

     Our executive compensation program has two components:

     - An annual cash component, consisting of a base salary and an incentive bonus based on the financial performance of (1) a business unit in the case of business unit management, (2) a business unit and Harris in the case of the business unit division presidents and (3) Harris in the case of the other corporate executives; and

     - A long-term incentive component, consisting of stock options and performance shares.

     Mr. Cantrell, the President of Lanier Worldwide, participated in both the Lanier Worldwide Key Contributor Bonus Plan and the Harris Stock Incentive Plan.

     We utilize a formal system for evaluating executive performance and determine executive annual cash compensation by reference to external industrial surveys of compensation of executives in similar positions, individual performance and experience in the position, proxy statement compensation analyses and scope of responsibility. Payouts for annual incentive awards are based upon the degree to which an executive achieves the net income target established for the applicable business unit at the start of our fiscal year, as part of our strategic planning process. Similarly, long-term compensation in the form of performance shares is based upon the degree to which an executive attains financial and/or operating goals and objectives outlined in the strategic planning process. For the three-year performance period ended July 2, 1999, we used cumulative earnings per share for Harris and cumulative net income for our sectors and divisions as the criteria for long-term compensation.

     Our executive compensation program is designed to ensure that executive pay remains competitive with pay for comparable jobs, responsibilities and performance in leading industrial companies. For this reason, we periodically retain outside compensation and benefit consultants to review our executive compensation programs.

                            ANNUAL CASH COMPENSATION

     Annual cash compensation consists of a fixed salary and an opportunity for a variable performance incentive. Base salaries and planned cash incentive compensation for senior executives, other than the Chief Executive Officer and President, are recommended by Mr. Farmer and then reviewed and approved by the Management Development and Compensation Committee.

     Our Annual Incentive Plan, which was approved by our shareholders at the 1995 Annual Meeting, provides for payment to executives of a specified amount (not to exceed 200% of the target amount) based upon the percentage achievement of specific financial objectives, including net income and revenue growth. For fiscal 1999, annual incentive payments were based upon the attainment of net income targets of the applicable business unit and, in the case of Lanier, net income and revenue growth. Such targets were established at the start of fiscal 1999. The percentage of an executive's annual cash compensation attributable to the incentive bonus increases proportionately with his or her level of management responsibility. For the executive officers named in the summary compensation table, planned cash incentive compensation ranged from 33.3% to 55% of total annual cash compensation for fiscal 1999. In limited circumstances the board or the committee may also authorize a separate cash bonus or award.

                             LONG-TERM COMPENSATION

     Our Stock Incentive Plan, which was initially approved by shareholders at the 1990 Annual Meeting and subsequently amended and approved by shareholders at the 1995 Annual Meeting, aligns executive and shareholder interests. The plan permits the granting of any or all of the following types of awards:

     - Performance shares, or units, conditioned upon meeting specified performance criteria;

     - Restricted stock, or units;

     - Stock options, including incentive stock options;

     - Stock appreciation rights, independent of, or in tandem with, stock options; and

     - Other awards valued in whole or in part by reference to, or otherwise based on, our common stock.

     The Management Development and Compensation Committee believes that through the use of stock incentives the interests of our executives are directly related to enhancing shareholder value.

     With respect to performance share awards, at the beginning of an award cycle, the committee determines the applicable performance criteria using our strategic planning process and a period of time (generally, three fiscal years) during which our performance is to be measured. The performance share award and option grants for senior executives, other than the Chief Executive Officer and President, are recommended by Mr. Farmer and then reviewed and approved by the committee. The committee grants each participant a specified number of performance shares and establishes a means for computing the number of performance shares that can be earned during the period based on the performance of (1) a business unit in the case of business unit management, (2) a business unit and Harris in the case of division presidents, and (3) Harris in the case of other corporate executives. Payouts for the three-year period ended July 2, 1999, ranged from zero to 100% of the performance share award. Performance shares are subject to forfeiture if the performance goals are not attained or if a participant's employment is terminated for certain reasons before the performance period has ended. The value of performance shares is based on the value of our common stock.

     Stock options are granted at fair market value as of the date of grant, vest over three years, and have a term of not greater than ten years. Stock options provide value only when the price of our common stock increases above the option grant price.

     Grants made to executive officers under our Stock Incentive Plan and payments under the Annual Incentive Plan comply with the requirements of Internal Revenue Code Section 162(m) relating to the tax deductibility of certain compensation exceeding $1,000,000 for executive officers named in the summary compensation table. In any year, however, the board or the committee may determine, in light of all applicable circumstances, that it would be in our best interests for compensation to be paid under those plans or otherwise in a manner so as not to qualify as performance-based under Section 162(m).

                      CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's base salary, incentive compensation, performance share award and stock option grants are annually reviewed and recommended by the Management Development and Compensation Committee and approved by the non-employee directors. In recommending Mr. Farmer's total annual compensation for fiscal 1999, the committee considered both our performance and Mr. Farmer's individual performance by the same measures described above for determining executive officer compensation.

     Under our Annual Incentive Plan, Mr. Farmer received annual incentive compensation for fiscal 1999 based upon 62.27% achievement of our net income target for the year. Mr. Farmer's long-term incentive compensation was based upon aggregate earnings per share performance compared with the aggregate earnings per share target established for the three-year period ended July 2, 1999. Based upon our performance and the payout formula recommended by the committee, the non-employee directors authorized a payout of 24,000 shares for Mr. Farmer for the three-year period ended July 2, 1999.

     Management Development and
     Compensation Committee
          Lester E. Coleman, Chairperson
          Joseph L. Dionne
          Karen Katen

                               STOCK PERFORMANCE

     The graph below compares the five-year cumulative total return of our common stock with the comparable five-year cumulative total returns of the S&P 500 Stock Index and the S&P Technology Sector Index, a successor to the S&P High Technology Composite Stock Index presented in past proxy statements. The figures assume an initial investment of $100 on June 30, 1994 in Harris, the S&P 500 and the S&P Technology Sector Index, and the reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    AMONG HARRIS, S&P 500 AND S&P TECHNOLOGY

                                                         S&P 500                    S&P TECH                     HARRIS
                                                         -------                    --------                     ------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                   126.00                      163.00                      121.00
'1996'                                                   159.00                      194.00                      147.00
'1997'                                                   214.00                      295.00                      210.00
'1998'                                                   281.00                      393.00                      221.00
'1999'                                                   345.00                      672.00                      201.00

                             EXECUTIVE COMPENSATION

     The table below shows the annual and long-term compensation for the fiscal years ended July 2, 1999, July 3, 1998 and June 27, 1997 of those executives who, as of the end of fiscal 1999 were (1) our Chief Executive Officer, and (2) our other four most highly compensated executive officers. All share data have been adjusted to reflect the two-for-one stock split effected in September 1997.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                             ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                      ----------------------------------   -------------------------
                                                                              AWARDS       PAYOUTS
                                                                           ------------   ----------
                                                               OTHER        SECURITIES
                                                               ANNUAL       UNDERLYING       LTIP       ALL OTHER
  NAME AND PRINCIPAL      FISCAL       SALARY     BONUS     COMPENSATION   OPTIONS/SARS    PAYOUTS     COMPENSATION
       POSITION            YEAR         ($)        ($)        (1) ($)          (#)         (2) ($)         (3)
-------------------------------------------------------------------------------------------------------------------
P. W. Farmer               1999       $791,667   $498,160     $ 72,000        75,000      $  945,000     $449,986
  Chairman and Chief       1998       $725,000   $737,400     $ 79,200        84,553      $1,327,500     $255,166
  Executive Officer        1997       $591,667   $658,920     $ 83,600        65,738      $2,411,406     $181,435
----------------------
E. Van Cullens             1999       $335,833   $261,570     $ 14,400        45,000      $        0     $ 76,769
  President and Chief      1998       $312,500   $198,257     $ 84,542        20,000      $        0     $ 39,247
  Operating Officer*       1997       $ 24,422   $      0     $ 50,489        20,000      $        0     $      0
----------------------
W. E. Cantrell             1999       $337,886   $182,600     $ 24,000        25,000      $  315,000     $ 27,879
  President-               1998       $312,115   $352,501     $ 26,400        25,986      $  407,100     $ 26,386
  Lanier Worldwide         1997       $300,000   $403,100     $ 15,200        25,988      $  302,500(4)  $ 25,411
----------------------
B. R. Roub                 1999       $312,500   $177,470     $ 24,000        25,000      $  315,000     $ 66,736
  Senior Vice
President                  1998       $296,667   $265,464     $ 25,520        22,125      $  398,250     $ 97,325
  and Chief Financial      1997       $277,500   $285,532     $ 28,120        22,196      $  868,106     $ 87,222
  Officer
----------------------
G. L. Williams             1999       $318,615   $101,341     $ 25,188        25,000      $        0     $ 24,137
  President-               1998       $115,230   $ 10,417     $146,048        10,000      $        0     $ 81,583
  Semiconductor            1997             --         --           --            --              --           --
  Sector (5)

 * Mr. Cullens joined Harris in June 1997; the amounts reported for fiscal 1997 reflect less than a full year of employment. For fiscal 1999, Mr. Cullens was President of our Communications Sector. Mr. Cullens became President and Chief Operating Officer of Harris on July 1, 1999.

(1) Except for Mr. Cullens and Mr. Williams, none of the executive officers named in the summary compensation table received personal benefits in excess of the lesser of $50,000 or 10% of annual salary and bonus for fiscal 1999, 1998, or 1997; the amounts reported represent dividend equivalent payments on outstanding performance shares granted under our Stock Incentive Plan for which the performance period had not expired. Mr. Cullens' personal benefits for fiscal 1998 include $72,222 for certain relocation expense reimbursements and related tax equalization payments and $8,800 for dividend equivalent payments on outstanding performance shares and for fiscal 1997 include a $50,000 disruption payment in connection with joining Harris. Mr. Williams personal benefit for fiscal 1999 include $20,388 for relocation expense reimbursements and $4,800 for dividend equivalent payments on outstanding performance shares. Mr. Williams' personal benefits for fiscal 1998 include $146,048 for certain relocation expense reimbursements.

(2) The value of the performance shares earned for the three-year performance period ended July 2, 1999 (Mr. Cantrell -- 8,000 shares; Mr.
    Farmer -- 24,000 shares; and Mr. Roub -- 8,000 shares) is based upon the $39.375 closing price of our common stock on July 1, 1999 (the last trading day of fiscal 1999). The value of the performance shares earned for the three-year performance period ended July 3, 1998 (Mr. Cantrell -- 9,200 shares; Mr. Farmer -- 30,000 shares; and Mr. Roub -- 9,000 shares) is based upon the $44.25 closing price of our common stock on July 2, 1998. The value of the performance shares earned for the three-year performance period ended June 27, 1997, adjusted for the September 1997 two-for-one stock split (Mr. Farmer -- 55,000 shares; and Mr. Roub -- 19,800 shares) is based upon the $43.845 closing price of our common stock on June 27, 1997. As of July 3, 1999, the aggregate number and value of performance shares awarded under the Stock Incentive Plan for which the performance period had not expired (i.e. excluding the number and value of performance shares with a performance period ended on July 2, 1999) is as follows: Mr. Farmer -- 45,000 shares, with a value of $1,771,875; Mr. Cantrell -- 15,000 shares, with a value of $590,625; Mr. Cullens -- 15,000 shares, with a value of $590,625; Mr.
    Roub -- 15,000 shares, with a value of $590,625; and Mr. Williams -- 5,000 shares, with a value of

$196,875. The value of the aggregate unearned performance shares is based upon the $39.375 closing price of our common stock on July 1, 1999.

(3) Amounts reported include:

     (i) Contributions to the Harris Corporation Retirement Plan for fiscal 1999: Mr. Farmer -- $20,000; Mr. Cullens -- $20,000; Mr.
         Roub -- $20,000; and Mr. Williams -- $15,889; for fiscal 1998: Mr. Farmer -- $19,000; Mr. Cullens -- $20,000; Mr. Roub -- $19,000; and Mr.
         Williams -- $365; and for fiscal 1997: Mr. Farmer -- $12,000; and Mr. Roub -- $12,000.

     (ii) Contributions to our Supplemental Executive Retirement Plan for fiscal 1999: Mr. Farmer -- $409,628; Mr. Cullens -- $52,403; Mr.
          Roub -- $46,736; and Mr. Williams -- $5,943; for fiscal 1998: Mr. Farmer -- $219,462; Mr. Cullens -- $16,828; Mr. Roub -- $73,550; and
          Mr. Williams -- $80,078; and for fiscal 1997: Mr. Farmer -- $156,385; and Mr. Roub -- $68,463.

     (iii) Contributions on behalf of Mr. Cantrell to the Lanier Worldwide, Inc. Savings Incentive Plan for fiscal 1999 of $5,209; for fiscal 1998 of $5,935; and for fiscal 1997 of $4,500. Contributions on behalf of Mr. Cantrell to the Lanier Worldwide, Inc. Supplemental Executive Retirement Savings Plan for fiscal 1999 of $17,686 and for fiscal 1998 of $15,537.

     (iv) The taxable portion of premiums on life insurance provided by Harris for fiscal 1999: Mr. Farmer -- $20,358; Mr. Cantrell -- $4,984; Mr. Cullens -- $4,366; and Mr. Williams -- $2,305; for fiscal 1998: Mr. Farmer -- $16,704; Mr. Cantrell -- $4,914; Mr. Cullens -- $2,419; Mr.
          Roub -- $4,775; and Mr. Williams -- $1,140; and for fiscal 1997: Mr. Farmer -- $13,050; Mr. Cantrell -- $4,914; and Mr. Roub -- $6,759.

(4) Mr. Cantrell's payouts for fiscal 1997 were made pursuant to grants under the Lanier Worldwide, Inc. Long Term Incentive Plan For Key Employees. The payments reflected in the table for fiscal 1997 are for performance during the three-year performance period ended June 27, 1997.

(5) Mr. Williams joined Harris in January, 1998; the amounts reported for fiscal 1998 reflect less than a full year of employment. In connection with the sale by Harris of its semiconductor operations, Mr. Williams' employment with Harris was terminated on August 13, 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below gives more information on stock options granted under our Stock Incentive Plan during the 1999 fiscal year. Amounts shown for potential realizable values are based upon assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options, as required by the SEC and are not intended to represent or forecast possible future appreciation, if any, of our common stock price.

                                         INDIVIDUAL GRANTS
                      -------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF      % OF TOTAL                                   ASSUMED ANNUAL RATES OF
                       SECURITIES     OPTIONS/SARS                                 STOCK PRICE APPRECIATION
                       UNDERLYING      GRANTED TO    EXERCISE OR                        FOR OPTION TERM
                      OPTIONS/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------------------
        NAME          GRANTED(1)(#)   FISCAL YEAR     ($/SHARE)       DATE          5%($)            10%($)
---------------------------------------------------------------------------------------------------------------
P. W. Farmer              75,000          9.70%        $34.06        8/28/08        $1,606,629   $    4,071,514
---------------------
E. V. Cullens             25,000          3.23%        $34.06        8/28/08          $535,543       $1,357,171
                          20,000          2.59%        $33.81        4/23/09          $425,290       $1,077,768
---------------------
W. E. Cantrell            25,000          3.23%        $34.06        8/28/08          $535,543       $1,357,171
---------------------
B. R. Roub                25,000          3.23%        $34.06        8/28/08          $535,543       $1,357,171
---------------------
G. L. Williams            25,000          3.23%        $34.06        8/28/08          $535,543       $1,357,171
---------------------
Shareholder Gain (2)                  .......................................   $1,972,372,292   $4,998,378,640
---------------------
Named Executive
  Officers' Gain as a
  % of All
  Shareholder Gain                    .......................................            0.21%            0.21%

(1) All stock option grants were made under our Stock Incentive Plan. Each stock option generally expires after ten years and is exercisable in installments of: 50% after one year; 75% after two years; and 100% after three years. The exercise price is the closing price of a share of our common stock on the date of grant and may be paid in cash and/or shares of our common stock, or an optionholder may use "cashless exercise" procedures. If shares of common stock are delivered in payment of the exercise price, we will grant a Restoration Stock Option ("RSO") equal to the number of shares used to exercise the stock option. The expiration date of these options is the same as the expiration date of the underlying options. RSO grants are non-qualified and are exercisable commencing six months after the date of grant at the fair market value on the grant date. In the event of a change in control, outstanding options immediately vest.

(2) Shareholder gain reflects the hypothetical increase in market value of our common stock for all shareholders, assuming annual stock price appreciation of 5% and 10%, respectively, over a ten-year period.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The table below presents information with respect to the number of shares acquired upon exercise of stock options and the aggregate gains realized on exercises during fiscal 1999 for those executive officers named in the summary compensation table. No stock options were exercised by the named officers in fiscal 1999. The table also sets forth the number of shares covered by exercisable and unexercisable options held by those executives on July 2, 1999, and the aggregate gains that would have been realized had these options been exercised on July 2, 1999, even though they were not exercised and the unexercisable options could not have been exercised on that date.

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                         SHARES                      OPTIONS/SARS AT FISCAL            OPTIONS/SARS AT
                        ACQUIRED        VALUE             YEAR-END (#)              FISCAL YEAR-END(1)($)
                       ON EXERCISE    REALIZED     ---------------------------   ---------------------------
        NAME               (#)           ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
  P. W. Farmer              0             0          155,570        120,000      $  994,688      $528,750
---------------------
  E. V. Cullens             0             0           25,000         60,000               0      $244,063
---------------------
  W. E. Cantrell            0             0          107,070         40,000      $1,210,345      $176,250
---------------------
  B. R. Roub                0             0           48,216         40,000      $  344,690      $176,250
---------------------
  G. L. Williams            0             0            5,000         30,000               0      $132,812

(1) Market value of shares underlying in-the-money options on July 2, 1999, less option exercise price. The market value is based upon the July 1, 1999 (the last trading day of fiscal 1999) closing price of $39.375 per share of our common stock reported as New York Stock Exchange Composite Transactions.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The table below sets forth information with respect to awards of performance shares granted under our Stock Incentive Plan during the 1999 fiscal year to those executive officers named in the summary compensation table. The performance period for the awards in the table is the three-year period ending June 30, 2001.

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                 PERFORMANCE OR        NON-STOCK PRICE-BASED PLANS
                                                  OTHER PERIOD     ------------------------------------
                                    NUMBER OF   UNTIL MATURATION   THRESHOLD      TARGET      MAXIMUM
               NAME                  SHARES        OR PAYOUT       SHARES (#)   SHARES (#)   SHARES (#)
-------------------------------------------------------------------------------------------------------
  P. W. Farmer                       15,000        6/30/2001           0          15,000       30,000
----------------------------------
  E. V. Cullens                       5,000        6/30/2001           0           5,000       10,000
----------------------------------
  W. E. Cantrell                      5,000        6/30/2001           0           5,000       10,000
----------------------------------
  B. R. Roub                          5,000        6/30/2001           0           5,000       10,000
----------------------------------
  G. L. Williams                      5,000        6/30/2001           0           5,000       10,000

     Awards of performance shares to participants are made at the beginning of each performance period and are earned based on the performance of a business unit, Harris or some combination thereof. The plan is designed to motivate key employees to maximize shareholder value by aligning their interests with shareholder interests. The payout is determined by the non-employee directors in the case of the Chief Executive Officer and President and by the Management Development and Compensation Committee in the case of the other executive officers and is based upon financial performance compared with strategic plan objectives. Performance criteria include our cumulative earnings per share during the three-year strategic plan cycle for Messrs. Farmer and Roub. In the case of Messrs. Cantrell, Cullens and Williams, 80% of the award is based upon relevant sector cumulative net income during the strategic plan cycle and 20% on our cumulative earnings per share during the strategic plan cycle. Share payouts are made following the determination of the committee and, in the case of the Chief Executive Officer and President, the non-employee directors, and range from zero to a maximum of 200% of the original shares awarded. The terms of these awards comply with Internal Revenue Code Section 162(m) requirements. Participants receive quarterly cash payments on the performance share awards in an amount equal to dividends paid to shareholders on our common stock.

     In the event of a change in control, the performance objectives applicable to the award are deemed to be attained, and performance shares are paid out at the end of the performance period, provided however:

     - In the event of death, disability, retirement or involuntary termination other than for cause, the shares are paid as soon as practicable;

     - In the event of resignation or termination for cause, the shares are forfeited; and

     - In the event of certain defined changes in our capital structure, then, at the participant's election, the award is paid in shares or cash, as soon as practicable.

                        LANIER WORLDWIDE DEFINED BENEFIT
                                RETIREMENT PLANS

     Lanier Worldwide, Inc.'s defined benefit retirement program consists of:

     - A tax-qualified, funded pension plan, the Pension Equity Plan, which is available to substantially all of the United States employees of Lanier and its participating subsidiaries and affiliated companies; and

     - A non-qualified, unfunded supplemental retirement income plan, which is available to executive officers and other key employees and that provides benefits which, but for certain limits imposed by the Internal Revenue Code on tax-qualified plans, would be provided under Lanier's Pension Equity Plan.

     The Pension Equity Plan is a defined benefit plan. Its benefits are fully paid by Lanier, and employees become vested upon the completion of five years of service.

     In July 1997, Lanier's board amended the Pension Equity Plan to provide for a lump sum retirement benefit calculated by reference to a formula based upon final average pay, age and years of service. However, if the determination of benefits payable to individuals currently eligible for retirement or nearing retirement under the revised plan, including Mr. Cantrell, would result in a reduction of accrued benefits under the plan as in effect prior to the 1997 amendment, the benefits payable to that person would be as calculated under the plan without giving effect to the amendment. Instead, those employees will receive annual pension benefits determined by adding (a) 1.22% of the average of the employee's five highest consecutive years' compensation in the last ten calendar years before retirement, multiplied by the lesser of the employee's years of service or 30, and (b) 0.33% of that part of the employee's five-year average compensation in excess of a certain amount, multiplied by the lesser of the employee's years of service or 30. Benefits are computed as a straight life annuity, but may be converted to a lump sum or other form.

     The following table shows the estimated annual benefits under (1) the Pension Equity Plan for Lanier executives (including Mr. Cantrell) calculating annual benefits under the terms of the Pension Equity Plan as in effect prior to the 1997 amendment and (2) the Lanier Worldwide, Inc. Supplemental Executive Retirement Plan, payable at age 65 or older.

                               PENSION PLAN TABLE

  HIGHEST
CONSECUTIVE         ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
   5-YEAR                   CREDITED YEARS OF SERVICE
  AVERAGE           -----------------------------------------
COMPENSATION           15         20         25         30
------------        --------   --------   --------   --------
 $  250,000         $ 56,600   $ 75,400   $ 94,300   $113,200
    500,000          114,700    152,900    191,200    229,400
    750,000          172,800    230,400    288,100    345,700
  1,000,000          231,000    307,900    384,900    461,900
  1,250,000          289,100    385,400    481,800    578,200

     Under these plans, Mr. Cantrell is credited with the maximum of 30 years of service. For fiscal 1999, highest consecutive five year average compensation for Mr. Cantrell for purposes of the above determination was $880,762.

     Compensation as in effect prior to the July 1997 amendment consists of base salary, bonuses and sales commissions and, for periods prior to 1998, income recognized upon the exercise of Harris stock options. Compensation as in effect after the July 1997 amendment consists of gross income, including salary, bonuses, sales commissions, vacation pay, compensation received while on an authorized leave of absence, and short-term disability payments, but excluding severance pay, payments made in consideration of a release of employment with Lanier, payments attributable to domestic or foreign assignment differential, any contest payments, any expense-related reimbursement, and payments made under any long-term incentive plan, including income from the exercise of stock options or the value of life insurance includible in the participant's gross income. For periods prior to 1998, income recognized upon the exercise of Harris stock options is included. Base salary includes certain deferred amounts.

     Benefits under the Pension Equity Plan and the Lanier Supplemental Executive Retirement Plan are not subject to any deduction for Social Security or other offset amounts.

                         EXECUTIVE SEVERANCE AGREEMENTS

     To provide continuity of management and dedication of our corporate executives in the event of a threatened or actual change in control of Harris, our board has approved severance agreements for our officers and key managers, including those officers named in the summary compensa-tion table. Under these agreements, officers and key managers of Harris are provided with severance benefits in the event the executive's employment is terminated by Harris without cause or by the executive for good reason within two years following a change in control (all terms as defined in the severance agreement). Under the severance agreement, the executive agrees not to voluntarily terminate his or her employment with Harris during the six-month period following a change in control. The lump sum severance benefit payable under the severance agreement equals the sum of (a) the executive's unpaid base salary through date of termination, a pro rata annual bonus (as determined under the severance agreement) and any compensation deferred by the executive other than under a tax-qualified plan and any accrued vacation pay; and (b) from one to three times the executive's highest annual rate of base salary during the 12-month period prior to the date of termination and from one to three times the greater of the executive's highest annual bonus in the last three years, the executive's target bonus for the year during which the change in control occurred, or the executive's target bonus for the year in which the executive's employment is terminated. Payment amounts are three times compensation for Mr. Farmer and two times compensation for the other named executive officers. In addition, the executive receives the same level of medical, dental, accident, disability, life insurance and any similar benefits (or the highest level of coverage provided to active executives, if more favorable). The executive also receives reimbursement for any relocation expense related to pursuit of other business opportunities incurred within two years following the date of termination, for recruitment or placement services of up to $4,000 and for professional financial or tax planning services of up to $5,000. The severance agreement also provides for a tax gross-up payment to the executive in the event that payment of any severance benefits are subject to excise tax imposed under
Section 4999 of the Internal Revenue Code. In addition, Harris shall reimburse the executive for any legal fees and costs with respect to any dispute arising under the severance agreement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than ten percent of our outstanding shares of common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the New York Stock Exchange. We have procedures in place to assist our directors and executive officers in preparing and filing these reports on a timely basis.

     Based solely upon a review of the forms furnished to us, or written representations from certain persons that no Forms 5 were required, we believe that all required forms have been timely filed.

        PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors has appointed Ernst & Young LLP, independent public accountants, to audit our books and accounts for the fiscal year ending June 30, 2000.

     Although Delaware law does not require shareholder ratification of the appointment, the board has decided to ascertain the position of shareholders on the appointment. We expect that a representative of Ernst & Young LLP will be present at the meeting to respond to appropriate questions of shareholders and to make a statement if he desires to do so.

                      RECOMMENDATION REGARDING PROPOSAL 2

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Pursuant to applicable requirements of the Securities Exchange Act, we must receive any proposals that shareholders wish to present at the 2000 Annual Meeting no later than May 21, 2000, in order to be considered for inclusion in our proxy statement and form of proxy for that meeting.

     In addition, our By-Laws provide that for any shareholder proposal or director nomination to be properly presented at the 2000 Annual Meeting, we must receive notice of the matter not less than 60 nor more than 90 days prior to the date of the meeting, which we expect to be held on October 27, 2000. To be timely, the notice for the 2000 Annual Meeting of Shareholders must be received by our Corporate Secretary no earlier than July 29, 2000 and no later than August 28, 2000. Each notice of nomination must contain the name and address of the shareholder who intends to make the nomination; the name, address and written consent of the nominee and any other nominee information as would be required to be disclosed in a proxy solicitation. You may obtain a copy of the By-Laws upon written request to our Corporate Secretary.

     Our Corporate Governance Committee will consider shareholders' nominees for the board of directors and shareholder proposals submitted for the meeting. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded. You should address all nominations or proposals to:

      Corporate Secretary
      Harris Corporation
      1025 West NASA Boulevard
      Melbourne, Florida 32919

                     DISCRETIONARY VOTING OF OTHER MATTERS

     Except for the matters described in this proxy statement, the board of directors is not aware of any matter that will or may be presented at the meeting. If any other matter is properly brought before the meeting, the persons named in the proxy card intend to vote the shares to which the proxy relates in accordance with their best judgment.

By Order of the Board of Directors
Richard L. Ballantyne
Corporate Secretary

Melbourne, Florida
September 17, 1999

    P R O X Y

                                 HARRIS CORPORATION
                              MELBOURNE, FLORIDA 32919

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 The undersigned hereby appoints P.W. FARMER, B.R. ROUB
            and R.L. BALLANTYNE, or any of them, as Proxies, with full power of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Shareholders of Harris Corporation to be held on October 22, 1999, or at any adjournment, upon such business as may properly come before the meeting, including the following items as set forth in the Proxy Statement.

                YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
            APPROPRIATE BOXES, SEE REVERSE SIDE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2000. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.

                 Comments/Address Change: Please note here and mark box on reverse side
                 -----------------------------------------------------
                 -----------------------------------------------------

         (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

    --------------------------------------------------------------

                                                                [X]  PLEASE
                                                                      MARK
                                                                      EACH
                                                                      VOTE
                                                                      LIKE
                                                                      THIS

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
               BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

1. ELECTION OF DIRECTORS (terms expiring in 2002):             FOR     WITHHOLD
     - John T. Hartley,
     - Karen Katen                                             [ ]        [ ]

FOR, EXCEPT WITHHOLD VOTE FROM THE FOLLOWING NOMINEE(S):


-------------------------------------------------------


2. Ratification of the              FOR            AGAINST           ABSTAIN
   selection of                     [ ]              [ ]               [ ]
   Ernst & Young LLP
   as independent auditors
   for fiscal 2000

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE
 VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH ITEM SET FORTH ABOVE.

PROXY-PLEASE MARK, DATE, SIGN AND MAIL PROMPTLY


                            COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the reverse side. [ ]



Signature(s) _____________________________________________________ Date __, 1999




Please sign exactly as name appears above, date and mail this card promptly in the accompanying postage-paid envelope. When signing as attorney, executor, administrator, trustee, or guardian, give your full title as such.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

                     YOUR PROXY VOTE IS IMPORTANT,
                  REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND
               RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.


                                [HARRIS LOGO]

    I N S T R U C T I O N   C A R D

                                 HARRIS CORPORATION
                              MELBOURNE, FLORIDA 32919

            TO PARTICIPANTS IN THE RETIREMENT PLAN HARRIS STOCK FUND:

            THIS INSTRUCTION CARD IS SOLICITED BY THE HARRIS RETIREMENT PLAN TRUSTEE. UNDER THE TERMS OF THE HARRIS RETIREMENT PLAN, IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS OF HARRIS CORPORATION TO BE HELD ON OCTOBER 22, 1999, A PARTICIPANT MAY PROVIDE NON-BINDING INSTRUCTIONS TO THE PLAN TRUSTEE ON HOW TO VOTE THE SHARES ALLOCABLE TO THAT PARTICIPANT'S HARRIS STOCK FUND ACCOUNT, INCLUDING THE FOLLOWING ITEMS AS SET FORTH IN THE PROXY STATEMENT.

                YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
            APPROPRIATE BOXES, SEE REVERSE SIDE. THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED, WILL INSTRUCT THE PLAN TRUSTEE TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE INSTRUCTION WILL BE AN INSTRUCTION TO THE PLAN TRUSTEE TO VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2000.

                 Comments/Address Change: Please note here and mark box on reverse side

                 -----------------------------------------------------
                 -----------------------------------------------------
                 -----------------------------------------------------

                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

    --------------------------------------------------------------

                                                                [X]  PLEASE
                                                                      MARK
                                                                      EACH
                                                                      VOTE
                                                                      LIKE
                                                                      THIS


1. ELECTION OF DIRECTORS (terms expiring in 2002):             FOR     WITHHOLD
     - John T. Hartley,
     - Karen Katen                                             [ ]        [ ]

FOR, EXCEPT WITHHOLD VOTE FROM THE FOLLOWING NOMINEE(S):


-------------------------------------------------------


2. Ratification of the              FOR            AGAINST           ABSTAIN
   selection of                     [ ]              [ ]               [ ]
   Ernst & Young LLP
   as independent auditors
   for fiscal 2000

       VOTING INSTRUCTION CARD-PLEASE MARK, DATE, SIGN AND MAIL PROMPTLY

                            COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the reverse side. [ ]



Signature(s) _____________________________________________________ Date __, 1999




Please sign exactly as name appears above, date and mail this card promptly in the accompanying postage-paid envelope. When signing as attorney, executor, administrator, trustee, or guardian, give your full title as such.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

                     YOUR VOTING INSTRUCTION IS IMPORTANT,
                  REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

         PLEASE COMPLETE, DATE AND SIGN THE ABOVE INSTRUCTION CARD AND
               RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.


                                [HARRIS LOGO]

    I N S T R U C T I O N   C A R D

                                 HARRIS CORPORATION

                              MELBOURNE, FLORIDA 32919

            TO PARTICIPANTS IN THE LANIER WORLDWIDE, INC. SAVINGS
            INCENTIVE PLAN:

            THIS INSTRUCTION CARD IS SOLICITED BY THE LANIER WORLDWIDE, INC. SAVINGS INCENTIVE PLAN TRUSTEE. UNDER THE TERMS OF THE LANIER WORLDWIDE SAVINGS INCENTIVE PLAN, IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS OF HARRIS CORPORATION TO BE HELD ON OCTOBER 22, 1999, A PARTICIPANT MAY PROVIDE NON-BINDING INSTRUCTIONS TO THE PLAN TRUSTEE ON HOW TO VOTE THE SHARES ALLOCABLE TO THAT PARTICIPANT'S HARRIS STOCK FUND ACCOUNT, INCLUDING THE FOLLOWING ITEMS AS SET FORTH IN THE PROXY STATEMENT.

                YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
            APPROPRIATE BOXES, SEE REVERSE SIDE. THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED, WILL INSTRUCT THE PLAN TRUSTEE TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE INSTRUCTION WILL BE AN INSTRUCTION TO THE PLAN TRUSTEE TO VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2000.

                 Comments/Address Change: Please note here and mark Box on reverse side

                 -----------------------------------------------------
                 -----------------------------------------------------

                (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

    --------------------------------------------------------------

                                                                [X]  PLEASE
                                                                      MARK
                                                                      EACH
                                                                      VOTE
                                                                      LIKE
                                                                      THIS


1. ELECTION OF DIRECTORS (terms expiring in 2002):             FOR     WITHHOLD
     - John T. Hartley,
     - Karen Katen                                             [ ]        [ ]

FOR, EXCEPT WITHHOLD VOTE FROM THE FOLLOWING NOMINEE(S):


-------------------------------------------------------


2. Ratification of the              FOR            AGAINST           ABSTAIN
   selection of                     [ ]              [ ]               [ ]
   Ernst & Young LLP
   as independent auditors
   for fiscal 2000

       VOTING INSTRUCTION CARD-PLEASE MARK, DATE, SIGN AND MAIL PROMPTLY

                            COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the reverse side. [ ]



Signature(s) _____________________________________________________ Date __, 1999




Please sign exactly as name appears above, date and mail this card promptly in the accompanying postage-paid envelope. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

                     YOUR VOTING INSTRUCTION IS IMPORTANT,
                  REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

         PLEASE COMPLETE, DATE AND SIGN THE ABOVE INSTRUCTION CARD AND
               RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.


                                [HARRIS LOGO]